Exhibit 99.1

QuinStreet Reports Strong Second Quarter Fiscal 2019 Financial Results

—	Reports revenue growth of 19%

—	Grows adjusted EBITDA 42%

—	Grows adjusted net income 76%

—	Delivers record fiscal Q2 revenue

FOSTER CITY, CA – February 7, 2019 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplace products and technologies, today announced financial results for the fiscal second quarter ended December 31, 2018.

For the second quarter, the Company reported revenue of $104.1 million, an increase of 19% year-over-year, and GAAP net income of $52.8 million, or $1.07 per share. Second quarter 2019 results include a one-time non-cash benefit from income taxes of $49.4 million due to the release of the valuation allowance previously recorded against a significant portion of the Company’s deferred tax assets.

Adjusted net income for the second quarter increased 76% year-over-year to $6.5 million, or $0.12 per share. Adjusted EBITDA increased 42% year-over-year to $9.3 million, or 9% of revenue.

During the second quarter, the Company generated $9.4 million in normalized free cash flow and closed the quarter with $62.4 million in cash and equivalents.

“We saw strong demand for our performance marketplace solutions in Fiscal Q2,” commented Doug Valenti, QuinStreet CEO. “We continued to make good progress on the product, media and diversification initiatives that have been driving our business momentum. QuinStreet serves large client markets where we are delivering increasingly measurable and attractive marketing results due to our superior technologies and strong networks. This is a big long-term opportunity, and we believe that we are still early in our penetration of it.”

“We continue to expect full fiscal year 2019 revenue to grow in the 15-20% range cited last quarter, and full fiscal year 2019 adjusted EBITDA to expand to about 10% of revenue,” concluded Valenti.

Reconciliations of adjusted net income to GAAP income before taxes, adjusted EBITDA to GAAP net income and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT.

To access the conference call in the US dial +1(877) 260-1479 or +1(334) 323-0522 for international callers. A replay of the conference call will be available beginning approximately two hours after the completion of the call by entering https://event.mymeetingroom.com/Public/WebRegistration/Y29uZmVyZW5jZUlkPTI5OTMzNjImdHlwZT1yZXBsYXkmbGFuZ3VhZ2U9ZW5nbGlzaA, registering your name and using passcode #2993362 to join. The webcast of the conference will be available live and via replay on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income less (benefit from) provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income, net, shareholder litigation expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and acquisition related expense. The term “adjusted net income” refers to a financial measure that we define as income before taxes adjusted for amortization expense, stock-based compensation expense, shareholder litigation expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and acquisition related expense, net of estimated taxes calculated based on the estimated annual statutory tax rate. We utilize income before taxes to remove the effects caused by changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities, net of the tax valuation allowance release. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, and (vi) it is an element of certain financial covenants under our historical borrowing arrangements. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as shareholder litigation expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, acquisition related expense, and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “expect”, “intend”, “outlook”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results are contained in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2018, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketplace product and technology companies in the world. QuinStreet is committed to providing consumersand businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2018	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	$62,447	$64,700
Accounts receivable, net	63,122	68,492
Prepaid expenses and other assets	4,927	4,432

Total current assets	130,496	137,624
Property and equipment, net	4,575	4,211
Goodwill	67,429	62,283
Other intangible assets, net	28,984	8,573
Deferred tax assets, noncurrent	50,132	60
Other assets, noncurrent	6,133	7,545

Total assets	$287,749	$220,296

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,759	$32,506
Accrued liabilities	28,592	34,811
Deferred revenue	892	715
Other liabilities	3,903	—

Total current liabilities	68,146	68,032
Other liabilities, noncurrent	8,397	3,938

Total liabilities	76,543	71,970

Stockholders’ equity:
Common stock	50	48
Additional paid-in capital	282,493	277,761
Accumulated other comprehensive loss	(357)	(380)
Accumulated deficit	(70,980)	(129,103)

Total stockholders’ equity	211,206	148,326

Total liabilities and stockholders’ equity	$287,749	$220,296

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net revenue	$104,096	$87,494	$216,965	$174,912
Cost of revenue (1)	90,915	75,239	187,728	151,179

Gross profit	13,181	12,255	29,237	23,733
Operating expenses: (1)
Product development	2,995	3,475	6,300	6,689
Sales and marketing	2,283	2,597	4,327	5,044
General and administrative	5,049	4,511	10,443	8,971

Operating income	2,854	1,672	8,167	3,029
Interest income	69	36	135	73
Interest expense	(98)	—	(98)	—
Other income, net	115	243	48	286

Income before taxes	2,940	1,951	8,252	3,388
Benefit from (provision for) taxes	49,886	(4)	49,871	4

Net income	$52,826	$1,947	$58,123	$3,392

Net income per share:
Basic	$1.07	$0.04	$1.18	$0.07

Diluted	$1.00	$0.04	$1.11	$0.07

Weighted average shares used in computing net income per share:
Basic	49,490	45,974	49,077	45,776
Diluted	52,682	49,614	52,562	48,172

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,001	$1,001	$3,540	$1,926
Product development	427	484	828	960
Sales and marketing	429	306	713	605
General and administrative	1,022	772	1,909	1,509

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Cash Flows from Operating Activities
Net income	$52,826	$1,947	$58,123	$3,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,371	1,810	4,019	4,071
Provision for sales returns and doubtful accounts receivable	180	102	425	241
Stock-based compensation	3,879	2,563	6,990	5,000
Other adjustments, net	515	(272)	370	(272)
Changes in assets and liabilities:
Accounts receivable	4,876	76	7,655	(4,899)
Prepaid expenses and other assets	902	668	220	(44)
Deferred taxes	(50,039)	—	(50,039)	—
Accounts payable	481	(2,106)	2,138	169
Accrued liabilities	(3,740)	3,658	(7,659)	3,543
Deferred revenue	11	(104)	177	(396)
Other liabilities, noncurrent	390	(1,047)	460	(1,186)

Net cash provided by operating activities	12,652	7,295	22,879	9,619

Cash Flows from Investing Activities
Capital expenditures	(318)	(75)	(652)	(199)
Business acquisitions, net	(22,156)	(14,154)	(22,156)	(14,154)
Internal software development costs	(598)	(518)	(1,194)	(1,061)
Other investing activities	25	224	170	224

Net cash used in investing activities	(23,047)	(14,523)	(23,832)	(15,190)

Cash Flows from Financing Activities
Withholding taxes related to release of restricted stock, net of share settlement	(1,561)	(1,109)	(7,418)	(1,835)
Repurchases of common stock	—	(522)	—	(647)
Proceeds from exercise of common stock options	3,062	898	5,206	898

Net cash used in financing activities	1,501	(733)	(2,212)	(1,584)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(53)	—	37	(10)
Net decrease in cash, cash equivalents and restricted cash	(8,947)	(7,961)	(3,128)	(7,165)
Cash, cash equivalents and restricted cash at beginning of period	71,407	51,255	65,588	50,459

Cash, cash equivalents and restricted cash at end of period	$62,460	$43,294	$62,460	$43,294

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$62,447	$42,406	$62,447	$42,406
Restricted cash included in other assets, noncurrent	13	888	13	888

Total cash, cash equivalents and restricted cash	$62,460	$43,294	$62,460	$43,294

QUINSTREET, INC.

RECONCILIATION OF INCOME BEFORE TAXES TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Income before taxes	$2,940	$1,951	$8,252	$3,388
Amortization of intangible assets	1,551	717	2,285	1,851
Stock-based compensation	3,879	2,563	6,990	5,000
Acquisition costs	202	524	374	524
Material weakness related expense	—	—	—	528
Shareholder litigation expense	10	—	23	—
Tax impact after non-GAAP items	(2,101)	(2,072)	(4,389)	(4,065)

Adjusted net income	$6,481	$3,683	$13,535	$7,226

Adjusted diluted net income per share	$0.12	$0.07	$0.26	$0.15

Weighted average shares used in computing adjusted diluted net income per share	52,682	49,614	52,562	48,172

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Net income	$52,826	$1,947	$58,123	$3,392
Interest and other income, net	(86)	(279)	(85)	(359)
(Benefit from) provision for taxes	(49,886)	4	(49,871)	(4)
Depreciation and amortization	2,371	1,810	4,019	4,071
Stock-based compensation	3,879	2,563	6,990	5,000
Material weakness related expense	—	—	—	528
Acquisition costs	202	524	374	524
Shareholder litigation expense	10	—	23	—

Adjusted EBITDA	$9,316	$6,569	$19,573	$13,152

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$12,652	$7,295	$22,879	$9,619
Capital expenditures	(318)	(75)	(652)	(199)
Internal software development costs	(598)	(518)	(1,194)	(1,061)

Free cash flow	$11,736	$6,702	$21,033	$8,359

Changes in operating assets and liabilities, net of tax valuation allowance release	(2,323)	(1,145)	(2,394)	2,813

Normalized free cash flow	$9,413	$5,557	$18,639	$11,172